As filed with the U.S. Securities and Exchange Commission on March 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tempest Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	45-1472564
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(415) 798-8589

(Address of principal executive offices) (Zip code)

Tempest Therapeutics, Inc. Amended and Restated 2023 Equity Incentive Plan

Tempest Therapeutics, Inc. Amended and Restated 2019 Employee Stock Purchase Plan

(Full titles of the plans)

Stephen Brady

Chief Executive Officer

Tempest Therapeutics, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(415) 798-8589

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Laura Berezin

Jaime Chase

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, Washington 98101

(206) 452-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Tempest Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (a) 881,810 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the Registrant’s Amended and Restated 2023 Equity Incentive Plan (the “2023 Plan”) pursuant to the provisions of the 2023 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2023 Plan on January 1, 2024, and (b) an aggregate of 488,456 shares of Common Stock issuable to eligible persons under the Registrant’s Amended and Restated 2019 Employee Stock Purchase Plan (the “2019 ESPP”) pursuant to the provisions of the 2019 ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2019 ESPP on each of January 1, 2023 and January 1, 2024.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

Item 3. Incorporation of Certain Documents By Reference

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) the contents of the Registrant’s Registration Statements on Form S-8, previously filed with the SEC on December 16, 2019 (File No.  333-235515), November 10, 2020 (File No.  333-249993), April 15, 2021 (File No.  333-255261), May 13, 2022 (File No.  333-264943), June 21, 2022 (File No.  333-265718), each as amended by the Post-Effective Amendments to Form S-8 filed on November  17, 2023 (File Nos. 333-265718, 333-264943, 333-255261, 333-249993 and 333-235515), and November 17, 2023 (File No. 333-275637);

(b) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024 (File No. 001-35890); and

(c) the description of the Common Stock set forth in the Registrant’s registration statement on Form 8-A (File No. 001-35890), filed with the Commission on April 25, 2013, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 19, 2024.

All reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant, as amended	10-Q	001-35890	3.1	5/15/2019

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 24, 2021	8-K	001-35890	3.1	6/28/2021

4.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 25, 2021	8-K	001-35890	3.2	6/28/2021

4.4	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on October 10, 2023	8-K	001-35890	3.1	10/11/2023

4.5	Amended and Restated Bylaws of the Registrant	8-K	001-35890	3.1	9/4/2021

4.6	Rights Agreement, dated as of October 10, 2023, between Tempest Therapeutics, Inc. and Computershare Trust Company, N.A., which includes the form of Certificate of Designation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C	8-K	001-35890	4.1	10/11/2023

5.1*	Opinion of Cooley LLP

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Tempest Therapeutics, Inc. Amended and Restated 2023 Equity Incentive Plan.	10-Q	001-35890	10.1	8/10/2023

99.2	Form of Stock Option Grant Notice under Amended and Restated 2023 Equity Incentive Plan.	10-Q	001-35890	10.2	8/10/2023

99.3	Tempest Therapeutics, Inc. 2019 Employee Stock Purchase Plan.	8-K	001-35890	10.2	6/21/2022

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brisbane, State of California, on March 19, 2024.

Tempest Therapeutics, Inc.

By:	/s/ Stephen Brady
Name:	Stephen Brady
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Brady and Nicholas Maestas, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Brady Stephen Brady	President, Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2024

/s/ Nicholas Maestas Nicholas Maestas	Vice President, Strategy and Finance and Secretary (Principal Financial Officer)	March 19, 2024

/s/ Justin Trojanowski Justin Trojanowski	Corporate Controller, Treasurer (Principal Accounting Officer)	March 19, 2024

/s/ Michael Raab Michael Raab	Chairman of the Board of Directors	March 19, 2024

/s/ Geoff Nichol Geoff Nichol, M.B., Ch.B., M.B.A.	Director	March 19, 2024

/s/ Christine Pellizzari Christine Pellizzari	Director	March 19, 2024

/s/ Ronit Simantov Ronit Simantov	Director	March 19, 2024